UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2009
Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 476-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Amendment to Employment Agreement with Chief Executive Officer
     On May 19, 2009, in response to the RiskMetrics Group analysis of the proposals submitted to stockholders at the 2009 annual meeting of stockholders (the “Annual Meeting”), the Company entered into an amendment (the “Amendment”) to the Employment Agreement, dated December 14, 1999 (the “Employment Agreement”), with Larry Hsu, Ph.D., its President and Chief Executive Officer. The Amendment amends Section 4.2 of the Employment Agreement to provide that termination payments following a Change in Control (as defined in the Employment Agreement) of the Company are payable only upon the simultaneous or subsequent actual or constructive termination of Dr. Hsu’s employment by the Company. All other terms of the Employment Agreement remain in full force and effect.
     Amendment to 2002 Equity Incentive Plan
     In May 2002, the stockholders of the Company approved the Impax Laboratories, Inc. 2002 Equity Incentive Plan (the “Plan”). In August 2007, the board of directors of the Company (the “Board”) approved an amendment and restatement of the Plan to, among other matters, (i) increase the aggregate number of shares of common stock that may be issued under the Plan from 4,000,000 to 6,500,000; (ii) provide that all shares of common stock that may be issued pursuant to the Plan may be issued upon the exercise of incentive stock options; (iii) revise the maximum number of shares of common stock with respect to which stock options or stock appreciation rights may be granted during any calendar year to any director, officer, employee or consultant from 300,000 shares to 50% of the total number of shares of common stock authorized for issuance under the Plan; (iv) remove provisions throughout the Plan providing non-employee directors with automatic grants of non-statutory stock options; (v) provide that the exercise price of a stock option will not be less than the par value of the Company’s common stock, provided the exercise price of any stock option will not be less than the fair market value of the Company’s common stock on the date the stock option is granted; (vi) remove a provision from the Plan allowing the Board to grant new stock options, in lieu of assuming outstanding stock options granted by another company, with an exercise price not equal to the fair market value of the underlying common stock on the date of grant; (vii) clarify that if a participant’s employment or service terminates due to his or her death or disability, then any stock option or stock appreciation right not then exercisable will terminate, and any stock option or stock appreciation right then exercisable will remain exercisable for one year from the date his or her employment or service terminates, but in no event after the expiration of the stated term; and (viii) add a provision to the Plan requiring stockholder approval of the Plan prior to grants of Stock Bonus Awards (as defined in the Plan). The amended and restated Plan also included certain changes to the definitions of terms used in the Plan as well as certain conforming changes throughout the document.
     The Board subsequently adopted three additional amendments to the Plan: (i) in August 2008, the aggregate number of shares of common stock that may be issued under the Plan was increased from 6,500,000 to 7,900,000; (ii) in February 2009, a provision was revised to clarify that stockholder approval of increases in the number of shares of common stock authorized for issuance under the Plan is required only during those periods in which the Company’s common stock is listed on The NASDAQ Stock Market LLC or any other national securities exchange; and (iii) in March 2009, the aggregate number of shares of common stock that may be issued under the Plan was increased from 7,900,000 to 9,800,000.
     On May 19, 2009, at the Annual Meeting, the stockholders of the Company approved the amendment and restatement of the Plan incorporating the changes set forth above (the “Amended and Restated Plan”).

     On May 19, 2009, subsequent to the Annual Meeting, in response to the RiskMetrics Group analysis of the proposals submitted to stockholders at the Annual Meeting, the Board amended the Amended and Restated Plan to provide that no underwater options will be (i) repurchased, repriced or replaced without the prior approval of the stockholders of the Company, and (ii) repurchased for cash without the prior approval of the stockholders of the Company.
     Grants of Equity Awards to Directors and Officers
     On May 20, 2009, the Compensation Committee of the Board approved and the Board approved the grant of equity awards set forth below to the Company’s named executive officers and each member of the Board. In addition to the Company’s annual grant of equity awards to named executive officers and directors, these awards include awards made in recognition of the recipients’ contributions during the recent four-year period in which no equity awards were granted while the Company worked to regain compliance with its public reporting requirements and awards were made in recognition of special efforts in achieving the re-listing of the Company’s common stock on The NASDAQ Stock Market LLC. Approximately 20 percent of the aggregate awards represent the routine annual grant, and the remaining awards represent grants for the special contributions.
     The names of the recipients and the amounts of their respective equity awards are as follows:

	Stock Options
Named Executive Officers[1]	(Exercise Price — $6.55)	Restricted Stock
Larry Hsu, Ph.D., President, Chief Executive Officer and Director	495,000	138,000
Arthur A. Koch, Jr., Senior Vice President, Finance, and Chief Financial Officer	122,500	89,000
Michael M. Nestor, President of Impax Pharmaceuticals Division	32,500	13,000
Charles V. Hildenbrand, Senior Vice President, Operations	117,500	27,000

Directors[2]
Leslie Z. Benet, Ph.D.	75,000	—
Robert L. Burr, Chairman	45,000	12,000
Nigel Ten Fleming, Ph.D.	45,000	12,000
Michael Markbreiter	45,000	12,000
Kim Sun Oh	45,000	12,000
Peter R. Terreri	45,000	12,000

[1]	The stock options and restricted stock vest in four equal annual installments beginning on May 20, 2010, which is the first anniversary of the date on which the award was granted.

[2]	The stock options and restricted stock vest in three equal annual installments beginning on May 20, 2010, which is the first anniversary of the date on which the award was granted.
Item 8.01 Other Events.
     The Company’s Annual Meeting was held on May 19, 2009 in San Mateo, California. At the Annual Meeting, stockholders elected Leslie Z. Benet, Ph.D., Robert L. Burr, Nigel Ten Fleming, Ph.D., Larry Hsu, Ph.D., Michael Markbreiter, Oh Kim Sun and Peter R. Terreri to the Board, each to hold office for a term of one year and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. The stockholders also approved the Amended and Restated Plan, ratified the adoption of the Preferred Stock Rights Agreement, dated January 20, 2009, by and between the Company and StockTrans, Inc., as rights agent, and ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2009	IMPAX LABORATORIES, INC.
	By:	/s/ Arthur A. Koch, Jr.
		Name:	Arthur A. Koch, Jr.
		Title:	Senior Vice President, Finance, and Chief Financial Officer

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